Exhibit 10.12

PROMISSORY NOTE

Principal Amount: $2,030,000	Issuance Date: April 4, 2024

Zooz Power Ltd., an Israeli company (“Zooz”), and Keyarch Global Sponsor Limited, a Cayman Islands exempted company (in the capacity as the maker hereunder, the “Sponsor”), and their respective successors and assigns (collectively with Zooz and the Sponsor, the “Makers” and each, a “Maker”) promise to pay to the order of Keyarch Global Sponsor Limited (in the capacity as the payee hereunder, the “Payee”) in the aggregate the principal sum of Two Million Thirty Thousand U.S. Dollars ($2,030,000) in lawful money of the United States of America or in such other manner as contemplated by this Promissory Note (this “Note”), together with interest on the unpaid principal balance of this Note, on the terms and conditions described below.

1. Payment.

(a) The unpaid principal balance of this Note, together with all unpaid interest accrued thereon, shall be repayable on the two (2) year anniversary (the “Maturity Date”) of the issuance date of this Note (the “Issuance Date”), subject to the limitations, terms and conditions set forth herein.

(b) Notwithstanding Section 1(a) above, Zooz agrees to make mandatory cash prepayments on this Note (the “Mandatory Cash Prepayments”) (which shall first be applied to accrued interest and then to principal) from time to time in amounts equal to twenty-five percent (25%) of the gross proceeds less sales commissions (the “Proceeds”) received by Zooz or its subsidiaries from any sales of equity or equity-linked securities consummated for the purposes of raising additional funds, including equity lines, forward purchase agreements or other equity or equity-linked financings consummated by Zooz or its subsidiaries after the Issuance Date and prior to the earlier of (i) the Maturity Date and (ii) such time as when the total outstanding obligations under this Note have been satisfied (any such financing, a “Financing”) (up to a maximum amount equal to the total outstanding obligations under this Note). Such prepayments shall be made directly to Payee at or immediately after the closing of any such Financing. Notwithstanding the foregoing, Payee acknowledges and agrees that Zooz shall not make any Mandatory Cash Prepayments under this Note unless and until all obligations under that certain Promissory Note, dated on or about the date hereof (the “EBC Note”), by and among Zooz and Sponsor as the makers and EarlyBirdCapital, Inc. as the payee (“EBC”) have been satisfied.

(c) Notwithstanding anything to the contrary contained in this Note, other than the Mandatory Cash Prepayments pursuant to Section 1(b) and the obligations of Zooz under Section 4, (i) Makers shall not be required to make any cash payments under this Note, and (ii) the obligations under this Note shall be solely satisfied by the transfer of the Escrowed Shares (as defined below) by the Sponsor from the Escrow Account, subject to the limitations set forth herein, which transfer of Escrowed Shares shall be deemed a payment to Payee for purposes of this Note. Notwithstanding anything to the contrary contained in this Note, Payee shall not have recourse against (i) Zooz except for the Mandatory Cash Prepayments pursuant to Section 1(b) and the obligations of Zooz under Section 4, or (ii) the Sponsor except for the transfer of the Escrowed Shares from the Escrow Account in accordance with the terms and conditions of this Note.

2. Interest. Interest shall compound and accrue on the unpaid principal balance of this Note at an annual rate equal to eight percent (8%) until the principal amount of, and all accrued interest on, this Note has been paid in full. If this Note is not paid on the Maturity Date or such earlier date pursuant to Mandatory Cash Prepayments or as to which the repayment obligation may be accelerated pursuant to Section 6 (the earlier of the Maturity Date or such accelerated date, the “Repayment Date”), the rate of interest applicable to the unpaid principal amount shall be adjusted to fifteen percent (15%) per annum from the Repayment Date until the date of repayment; provided, that in no event shall the interest rate exceed the Maximum Rate (defined below). If it is determined that, under the laws relating to usury applicable to a Maker or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by a Maker in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest rate shall be lowered to the Maximum Rate.

3. Payment by the Sponsor by Transfer of Escrowed Shares.

3.1 Escrowed Shares. Upon the consummation (the “Closing”) of the business combination of Keyarch Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), with Zooz (the “Business Combination”), the Sponsor is depositing into a segregated escrow account (the “Escrow Account”) with Continental Stock Transfer and Trust Company (or another escrow agent reasonably acceptable to the Sponsor and Zooz), as escrow agent (the “Escrow Agent”), pursuant to the terms of this Agreement and that certain letter agreement, dated as of June 30, 2023, as amended on each of February 9, 2024, March 15, 2024 and on or about the date hereof (the “Sponsor Letter Agreement”), by and among the Sponsor, Zooz and SPAC, an aggregate number of the Class B ordinary shares, par value $0.0001 per share, of SPAC (or Class A ordinary shares, par value $0.0001 per share, of SPAC into which such Class B ordinary shares have previously been converted in accordance with their terms) (together with the shares of Zooz issued in exchange for such shares in connection with the Closing, the “Founder Shares”) owned by the Sponsor equal to (x) 1,120,000 Founder Shares less (y) any Founder Shares transferred at the Closing to pay or otherwise satisfy any portion of SPAC’s unpaid transaction expenses as of the Closing or otherwise in support of any financing for the Business Combination (such net number of shares required to be so deposited into the Escrow Account, which as of the date hereof is equal to a total of 1,120,000 Founder Shares, together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrowed Shares”), with such Escrowed Shares to be held in the Escrow Account in accordance with the Share Escrow Agreement, dated on or about the date hereof (the “Share Escrow Agreement”), by and among EBC, the Sponsor, Zooz and the Escrow Agent. Notwithstanding the foregoing, the Sponsor and Zooz agree that the number of Escrowed Shares deposited in the Escrow Account as of the Closing shall not be less than five hundred thousand (500,000) Founder Shares.

3.2 Voluntary Prepayment by Transfer of Escrowed Shares. Subject to Section 3.4 below, at any time prior to the Maturity Date, Payee may, in its sole and absolute discretion, by providing written notice to Zooz (a “Prepayment Notice”) of the amount of the outstanding principal and/or accrued interest of this Note it wants to be prepaid, have the outstanding obligations under this Note prepaid by the Sponsor by transfer of Escrowed Shares from the Escrow Account to Payee, up to a maximum amount equal to the total number of Escrowed Shares then remaining in the Escrow Account. The price per Escrowed Share for purposes of determining the amount of the obligations satisfied under this Note for such prepayment shall be equal to ninety percent (90%) of the volume weighted average price of an ordinary share of Zooz on the principal U.S. securities exchange on which Zooz’s ordinary shares then trade (or other stock exchange on which Zooz’s shares are then traded, if Zooz’s shares are not then traded on a U.S. securities exchange) for the five (5) trading day period ending on the trading day immediately prior to the Sponsor’s receipt of the Prepayment Notice.

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3.3 Mandatory Payment by Transfer of Escrowed Shares. Subject to Section 3.4 below, on the Repayment Date, all outstanding obligations under this Note shall be paid by the Sponsor by transfer of Escrowed Shares from the Escrow Account to Payee, up to a maximum amount equal to the total number of Escrowed Shares then remaining in the Escrow Account. The price per Escrowed Share for purposes of determining the amount of the obligations satisfied under this Note for such prepayment shall be equal to ninety percent (90%) of the volume weighted average price of an ordinary share of Zooz on the principal U.S. securities exchange on which Zooz’s ordinary shares then trade (or other stock exchange on which Zooz’s shares are then traded, if Zooz’s shares are not then traded on a U.S. securities exchange) for the five (5) trading day period ending on the trading day immediately prior to the Repayment Date.

3.4 Additional Provisions Regarding Escrowed Shares. Payee acknowledges and agrees that, notwithstanding any other provision of this Section 3, so long as any obligations remain outstanding under the EBC Note, no Escrowed Shares will be disbursed from the Escrow Account or otherwise transferred to Payee to satisfy any outstanding obligations under this Note. Sponsor and Zooz agree that so long as any obligations remain outstanding under this Note, no Escrowed Shares will be disbursed from the Escrow Account or otherwise transferred by the Sponsor other than to satisfy the obligations under the EBC Note in accordance with the terms of the EBC Note or under this Note in accordance with this Section 3 (even if any of the applicable Zooz share price targets are met during such period). Promptly after receipt of a Prepayment Notice by Zooz, and promptly after the Repayment Date (if the obligations under this Note have not been satisfied prior thereto), the Sponsor and Zooz will send joint written instructions to the Escrow Agent to disburse the applicable number of Escrowed Shares (which shall not exceed the number of Escrowed Shares remaining in the Escrow Account after satisfaction of the outstanding obligations under the EBC Note) from the Escrow Account to Payee (subject to EBC’s priority to transfers of Escrowed Shares as payment under the EBC Note), and in the event that there are no longer any Escrowed Shares remaining in the Escrow Account before the full repayment of the outstanding obligations under this Note, such disbursement shall satisfy any outstanding obligations under this Note. The parties agree that with respect to any Escrowed Shares that are transferred by the Sponsor to Payee from the Escrow Account in accordance with this Section 3, such Escrowed Shares shall no longer be subject to any restrictions (including potential surrender to Zooz) under the Sponsor Letter Agreement, and Payee shall not be subject to any transfer restrictions under that certain letter agreement, dated as of January 24, 2022, by and among the Sponsor, SPAC and the other parties thereto.

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3.5 Resale Registration Rights.

(a) Zooz agrees that, within thirty (30) days after the Issuance Date (the “Filing Deadline”), Zooz will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), at Zooz’s sole cost and expense, a registration statement (the “Registration Statement”) registering the resale of the Escrowed Shares by the Payee under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of this Note, Zooz shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Note to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the seventy-fifth (75th) day following the Issuance Date (or, in the event of a “full review” by the SEC, the ninetieth (90th) day following the Issuance Date) (the “Effectiveness Date”); provided, however, that in the event Zooz is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to the Registration Statement will be the fifth (5th) business day following the date on which Zooz is so notified if such date precedes the date otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a business day, then the Effectiveness Date shall be the next succeeding business day. Zooz agrees that it will use its reasonable best efforts to cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective with respect to the Escrowed Shares until the earlier of (i) two years from the issuance of the Escrowed Shares, (ii) the date on which the Payee ceases to hold the Escrowed Shares covered by such Registration Statement, or (iii) the first date on which the Payee can sell all of its Escrowed Shares (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) without limitation as to the manner of sale or the amount of such securities that may be sold (such earlier date detailed in clauses (i) through (iii) above, the “Effectiveness Deadline”). The Payee agrees to disclose to Zooz (or its successor) upon request its beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Escrowed Shares to assist Zooz in making the determination described above. Zooz’s obligations to include the Escrowed Shares in the Registration Statement are contingent upon the Payee furnishing in writing to Zooz such information regarding the Payee, the securities of Zooz held by the Payee and the intended method of disposition of the Escrowed Shares as shall be reasonably requested by Zooz to effect the registration of the Escrowed Shares, and the Payee shall execute such documents in connection with such registration as Zooz may reasonably request that are customary of a selling shareholder in similar situations. If the SEC prevents Zooz from including any or all of the Escrowed Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Zooz’s securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Zooz securities which is equal to the maximum number of Zooz securities as is permitted by the SEC and (ii) the number of Zooz securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Escrowed Shares under Rule 415 under the Securities Act, Zooz shall file a new Registration Statement to register such Escrowed Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 3.5. Zooz will provide a draft of the Registration Statement to the Payee for review reasonably in advance of filing the Registration Statement. In no event shall the Payee be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Payee be identified as a statutory underwriter in the Registration Statement, the Payee will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by Zooz to file the Registration Statement by the Filing Deadline shall not otherwise relieve Zooz of its obligations to file the Registration Statement or effect the registration of the Escrowed Shares set forth in this Section 3.5. Prior to the Maturity Date and for as long as the Payee holds the Escrowed Shares issued pursuant to this Note, Zooz will (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as Zooz remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Payee to resell the Escrowed Shares pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to the Payee), as applicable.

(b) Zooz shall, at its sole expense, advise the Payee within three (3) business days: (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective; (ii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by Zooz of any notification with respect to the suspension of the qualification of the Escrowed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Note, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon the occurrence of any event contemplated in the foregoing clause (iv), except for such times as Zooz is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, Zooz shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Escrowed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c) Zooz may delay the filing (or any amendment thereto) or a request for effectiveness, or may suspend the use, of the Registration Statement if it determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing, effectiveness or use could materially affect a bona fide business or financing transaction of Zooz or would require premature disclosure of information that could materially adversely affect Zooz or if such filing, effectiveness or use could require any additional filings with the Tel-Aviv Stock Exchange and/or Israel Securities Authority or would otherwise be prohibited under any applicable securities laws (including the rules and regulations of any stock exchange on which Zooz’s securities are then listed for trading) (each such circumstance, a “Suspension Event”); provided, that Zooz may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive days, or more than one hundred twenty (120) total days, in each case during any twelve (12)-month period (unless not delaying or suspending the Registration Statement would be prohibited under any applicable securities laws (including the rules and regulations of any stock exchange on which Zooz’s securities are then listed for trading)). Upon receipt of any written notice from Zooz of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Payee agrees that it will (i) immediately discontinue offers and sales of the Escrowed Shares under the Registration Statement until the Payee receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from Zooz that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by Zooz unless otherwise required by applicable law. If so directed by Zooz, the Payee will deliver to Zooz or destroy all copies of the prospectus covering the Escrowed Shares in the Payee’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Escrowed Shares shall not apply to (i) the extent the Payee is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(d) From and after the Closing, Zooz agrees to indemnify and hold the Payee, each person or entity, if any, who controls the Payee within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Payee within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Payee effects or executes the resale of any Escrowed Shares (collectively, the “Payee Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by the Payee Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Escrowed Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are (A) caused by or contained in any information or affidavit so furnished in writing to Zooz by the Payee for use therein, (B) in connection with any failure of such person or entity to deliver or cause to be delivered a prospectus in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person or entity by means of a freewriting prospectus (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Zooz, or (D) in connection with any offers or sales effected by or on behalf of the Payee in violation of this Note or after the Effectiveness Deadline. Notwithstanding the forgoing, Zooz’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Zooz (which consent shall not be unreasonably withheld, delayed or conditioned).

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(e) From and after the Closing, the Payee agrees to, severally and not jointly with any other selling shareholders using the Registration Statement, indemnify and hold Zooz, and the officers, employees, directors, partners, members, attorneys and agents of Zooz, each person or entity, if any, who controls Zooz within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Zooz within the meaning of Rule 405 under the Securities Act (collectively, the “Zooz Indemnified Parties”) harmless against any and all Losses incurred by the Zooz Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Escrowed Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Zooz by the Payee expressly for use therein. In no event shall the liability of the Payee under this Section 3.5(f) be greater in amount than the dollar amount of the net proceeds received by the Payee upon the sale of the Escrowed Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the Payee’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Payee (which consent shall not be unreasonably withheld, delayed or conditioned).

4. Collection Costs; Application of Payments. In the event that this Note is turned over to an attorney for collection after an Event of Default by a Maker, the Defaulting Maker agrees to pay all reasonable out-of-pocket costs of collection, including reasonable attorney’s fees and expenses and out-of-pocket expenses incurred by Payee in connection with such collection efforts; provided, that the Sponsor shall not be required to make any cash payments hereunder and the Sponsor’s obligations under this Note are solely limited to the transfer of the Escrowed Shares. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any accrued, unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute events of default by a Maker (“Defaulting Maker”) under this Note (each, an “Event of Default”):

5.1 Failure to Make Required Payments. Solely with respect to Zooz, the failure by Zooz to pay any Mandatory Cash Prepayments within five (5) business days following the date when due by Zooz.

5.2 Bankruptcy, Etc. The filing, as to a Maker, of (i) an involuntary petition which is not dismissed within sixty (60) consecutive days or (ii) a voluntary petition, in either case, under the provisions of the Federal Bankruptcy Code or any state statute for the relief of debtors, or such Maker shall make a general assignment for the benefit of creditors.

5.3 Change of Control. Solely with respect to Zooz, the consummation of any transaction or set of related transactions as a result of which the equity holders of Zooz immediately prior to such transaction or set of related transactions directly or indirectly own less than fifty percent (50%) of the equity interests of Zooz after such transaction or set of related transactions, other than a sale, assignment or disposal to a wholly-owned subsidiary of Zooz or a reorganization for the purpose of a change of domicile that does not affect the percentage ownership interest of the Zooz equity holders prior to such transaction or set of related transactions.

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5.4 Sale of Assets. Solely with respect to Zooz, the consummation of a transaction or set of related transactions resulting in the sale of all or substantially all of the assets of Zooz and its subsidiaries, taken as a whole, other than a sale, assignment or disposal to a wholly-owned subsidiary of Zooz or a reorganization for the purpose of a change of domicile that does not affect the percentage ownership interest of the Zooz equity holders prior to such transaction or set of related transactions.

6. Remedies. Upon the occurrence of an Event of Default specified in Section 5, and subject to Section 3.4 above, the unpaid principal balance of, all accrued but unpaid interest thereon, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee, and, to the extent applicable, Sponsor and Zooz shall cause such applicable amount of Escrowed Shares to be released from the Escrow Account and transferred to Payee in accordance with the terms of the Sponsor Letter Agreement and this Agreement.

7. Waivers. Each Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to such Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

8. Notices. Any notice called for hereunder shall be in writing and shall be deemed properly given if (i) sent by registered or certified mail, pre-paid and return receipt requested, (ii) personally delivered, (iii) dispatched by reputable, nationally recognized overnight courier service, or (iv) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section 8:

If to Zooz, to: Zooz Power Ltd. 13 Hamelacha St. Lod 7152025, Israel Attn: Boaz Weizer, CEO Email: boaz.weizer@zoozpower.com	With a copy (which shall not constitute notice) to: Shibolet & Co. 4 Yitzhak Sadeh St. Tel Aviv 6777504, Israel Attn: Ofer Ben-Yehuda Email: O.Ben-Yehuda@shibolet.com

If to the Sponsor, to: Keyarch Global Sponsor Limited 275 Madison Avenue, 39th Floor New York, New York 10016 Attn: Kai Xiong Email: kxiong@keywisecapital.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Stuart Neuhauser, Esq.; Matthew A. Gray, Esq.

Email: sneuhauser@egsllp.com; mgray@egsllp.com

If to Payee, to: Keyarch Global Sponsor Limited 275 Madison Avenue, 39th Floor New York, New York 10016 Attn: Kai Xiong Email: kxiong@keywisecapital.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Stuart Neuhauser, Esq.; Matthew A. Gray, Esq.

Email: sneuhauser@egsllp.com; mgray@egsllp.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date on which an email transmission is confirmed as received, (iii) the date reflected on a signed delivery receipt or (vi) two (2) business days following tender of delivery or dispatch by reputable, nationally recognized overnight courier service.

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9. Governing Law. This Note will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to the principles of conflict of laws. Each Maker and Payee hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (and any appellate courts to such courts), (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) waives trial by jury and (iv) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York (and any appellate courts to such courts) in any such suit, action or proceeding. Each Maker and Payee further agrees to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York. Notwithstanding the foregoing, any provisions of this Agreement that are expressly or otherwise required to be governed by the Israeli Companies Law, 1999, as amended and the regulations promulgated thereunder or by the Israeli Securities Law, 1968, as amended and the regulations promulgated thereunder (collectively, “Israeli Law”), shall be governed by Israeli Law (without giving effect to choice of law principles thereof) in respect of which the parties irrevocably submit to the non-exclusive jurisdiction of the courts of Israel.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Benefit; Entire Agreement. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns. This Note constitutes the entire agreement among the Makers and Payee with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements among the parties or their respective affiliates (written or oral) with respect to the subject matter hereof.

12. Further Assurances. Each of the Sponsor and Zooz shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to effectuate the provisions of this Note, including the transfer of the Escrowed Shares to Payee in accordance with this Note. Each of the Sponsor and Zooz further agree that if any court, tribunal, regulatory authority or other third party determines that a provision contained herein is invalid or unenforceable in any respect, each shall work together with the Payee to modify the provisions of the Note reasonably acceptable to Payee so as to provide Payee with the same economic result as originally intended by this Note. Additionally, each of the parties hereto agrees to execute and deliver such further instruments or documents as the other may reasonably request to effectuate the transactions contemplated in this Note.

13. Interpretation. The headings of the Sections and other subdivisions of this Note are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of this Note. Whenever the words “include,” “includes” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, words in this Note using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References in this Note to “dollars”, “Dollars” or “$” are to U.S. dollars. As used herein: (i) reference to any statute includes the rules and regulations promulgated thereunder; and (ii) any agreement, instrument or law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, including in the case of agreements or instruments by waiver or consent and in the case of laws by succession of comparable successor laws, and references to all attachments thereto and instruments incorporated therein.

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IN WITNESS WHEREOF, each of Zooz and the Sponsor hereby executes this Note on the day and year first above written.

Zooz:

Zooz Power Ltd.

By:
Name:	Avi Cohen
Title:	Chairman of Directors

The Sponsor:

Keyarch Global Sponsor Limited

By:
Name:	Dr. Kai Xiong
Title:	Authorized Signatory

Acknowledged and agreed as of the date first set forth above:

Payee:

Keyarch Global Sponsor Limited

By:
Name:	Dr. Kai Xiong
Title:	Authorized Signatory

{Signature Page to Sponsor Note}